Exhibit 99

Investor News	NYSE:PEG

For further information, contact:
➢ Sue Carson, Director, Investor Relations	Phone: 973-430-6565
➢ Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568

August 1, 2006

PSEG ANNOUNCES SECOND QUARTER 2006 RESULTS:

NET INCOME OF 83 CENTS PER SHARE
OPERATING EARNINGS OF 66 CENTS PER SHARE

Company Affirms 2006 Guidance of $3.45 to $3.75 per Share

Delays in Rate Relief Further Reduce PSE&G’s 2006 Earnings Range
Energy Holdings’ Expectations Increase as a Result of Strong Texas Market

          (Newark, NJ August 1, 2006) – Public Service Enterprise Group (PSEG) announced today that second quarter 2006 Net Income was 83 cents per share. Operating Earnings for the quarter, which exclude the gain from the sale and operations of assets in Poland (88 cents per share), the loss on the sale of RGE (70 cents per share), and 1 cent per share of costs associated with the pending merger with Exelon, were 66 cents per share for the quarter.

          For the year-to-date, PSEG reported Net Income of $1.64 per share. Operating Earnings were $1.47 per share, which excludes the gain from the sale and operations of assets in Poland (90 cents per share), the loss from the sale of RGE (70 cents per share), and 3 cents per share of costs associated with the pending merger with Exelon.

          The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings for the second quarter and year-to-date.

PSEG CONSOLIDATED EARNINGS
Second Quarter Comparative Results
2006 and 2005

	Income ($M)		Diluted Earnings Per Share

	2006	2005	2006	2005

Net Income/(Loss)	$209	$(82)	$.83	$(.34)

Deduct: Gain on Sale & Operations of Polish Assets	(223)	(10)	(.88)	(.04)
Add: Loss on Sale & Operations of Waterford	—	183	—	.76

Income/(Loss) from Continuing Operations	(14)	91	(.05)	.38

Add: Merger Related Costs	3	13.01		.05
Loss on Sale of RGE	177	—	.70	—

Operating Earnings (Non-GAAP)	$166	$104	$.66	$.43

All amounts are after federal and state income taxes	Avg. Shares		252M	243M

PSEG CONSOLIDATED EARNINGS
June 30 Year-to-Date Comparative Results
2006 and 2005

	Income ($M)		Diluted Earnings Per Share

	2006	2005	2006	2005

Net Income	$412	$203	$1.64	$.84

Deduct: Gain on Sale & Operations of Polish Assets	(227)	(22)	(.90)	(.09)
Add: Loss on Sale & Operations of Waterford	—	190	—	.78

Income from Continuing Operations	185	371.74		1.53

Add: Merger Related Costs	8	16.03		.07
Loss on Sale of RGE	177	—	.70	—

Operating Earnings (Non-GAAP)	$370	$387	$1.47	$1.60

All amounts are after federal and state income taxes	Avg. Shares		252M	243M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends.

          “During the second quarter, PSEG achieved several significant milestones”, said E. James Ferland, chairman and chief executive officer. A significant regulatory hurdle was achieved late in the quarter when the Department of Justice reached a settlement resolving all “competition” issues and allowing the proposed merger with Exelon to proceed. The agreement, which was reached after an exhaustive review by the Department of Justice, requires the combined company to divest six fossil plants with a combined capacity of about 5,600 MW shortly after the merger is completed. Approval from the New Jersey Board of Public Utilities (BPU) remains the final step in completing the merger.

          “We recently provided a materially enhanced settlement offer to the BPU and related parties that will provide significant, immediate benefits to New Jersey. The comprehensive offer provides funding for customer benefits, primarily in the form of immediate rate reductions and would provide other benefits to our customers and the State.” Ferland said. The state of New Jersey will benefit from increased state tax revenues. In addition to the financial benefits, residents of the state would continue to benefit from Exelon’s strong nuclear operations of the PSEG fleet. PSE&G’s capital program would also continue and strict service and reliability standards will be established as part of the settlement.

          Both companies indicated that it is essential to reach a settlement promptly. Once a settlement is reached, it will need to be reviewed by the NJBPU Administrative Law Judge and would need approval by the NJBPU. Although it its possible that this process could be completed in time for a third quarter closing, Ferland noted that there is currently no established timetable for NJBPU action on the merger and it is possible the closing could slip to the fourth quarter. The final decision to proceed with the merger will rest with the boards of both Exelon and PSEG after the terms and conditions of regulatory requirements are known.

          Ferland noted that PSE&G currently has two pending rate requests at the BPU – $64 million in annual rate relief for electric distribution and $133 million for gas distribution. “Activities at the BPU are focused on the merger request and settlement discussions. Therefore, any rate relief, while justifiable, is not expected until a resolution is reached in the merger,” said Ferland. As a result, PSE&G has lowered its 2006 earnings expectations by an additional $20 million. Since the beginning of the year, PSE&G has reduced its expected earnings range by $65 million.

Second Quarter Overview

          “Hope Creek, our 1,059 MW nuclear unit in southern New Jersey completed a scheduled refueling outage in 29 days, returning to service on May 6. The amount of work that was accomplished during this outage was significant – a direct result of the operational influence the Exelon team has brought to the site,” said Ferland. For the five-unit PSEG fleet, the year-to-date capacity factor was 96% - a significant improvement over the 87% reported for the first half of 2005.

          “2006 Earnings for Energy Holdings are expected to be $20 million higher than our prior expectations, the result of the strong Texas market,” said Ferland. “Spark spreads in Texas have increased significantly and we anticipate that they will continue to benefit from that robust market for the remainder of the year.”

          Ferland noted “The improved expectations at Energy Holdings should be sufficient to offset the lack of rate relief at PSE&G. We are comfortable reaffirming our 2006 operating earnings guidance of $3.45 to $3.75 per share, based upon the current operating earnings ranges by company.”

PSE&G	$250 - $270 million
PSEG Power	$500 - $550 million
PSEG Energy Holdings	$185 - $205 million
PSEG Parent Expense	$(60) - $(70) million

Attachments to this release provide a reconciliation of Net Income to Operating Earnings and other summary exhibits for the second quarter and year-to-date 2006 and 2005 for PSEG’s principal subsidiaries – PSE&G, PSEG Power and PSEG Energy Holdings.

PSE&G Results

          PSE&G reported operating earnings of $34 million or 13 cents per share for the second quarter, 35% lower than comparable 2005 results of $48 million or 20 cents per share. For the quarter, weather was below normal and below last year, for a combined reduction of 3 cents per share.

          The elimination of the depreciation credit in December 2005 reduced earnings by 4 cents for the quarter. “The elimination of the depreciation credit is the primary driver in the reduction of our earnings expectations for the utility,” said Thomas M. O’Flynn, chief financial officer.

          O’Flynn noted that PSE&G continues to work with the BPU on the gas base rate filing that was made last September, requesting a 3.8% increase in gas distribution rates. “We continue to experience disappointing returns from our gas business – the result of mild weather earlier this year and decreased usage from our customers. The trailing 12 month return-on-equity is now below 4%, far below the 10% allowed in our last rate case,” O’Flynn said.

          Increased O&M expense resulting from higher wage and benefit costs of 2 cents per share were offset by increased transmission revenues. Transmission revenues are based on the highest usage during the prior year. Since last year’s peak usage was higher than 2004, we expect 2006 revenues to be slightly higher than last year, assuming comparable volume.

PSEG Power

          PSEG Power reported operating earnings of $78 million, or 31 cents per share, an increase of $15 million, or 5 cents per share from the second quarter of 2005.

          Higher realized prices from forward sales contracts, the result of recontracting, added 18 cents to Power’s earnings for the quarter. “Most of this increase resulted from the rolling nature of our hedge contracts, including 6 cents related to the BGS contracts that went into effect on June 1st,” O’Flynn said. The continued benefits of the market-priced contracts from the 2006 BGS auction will be realized during the second half of the year, and are reflected in our earnings expectations for 2006,” O’Flynn noted. Increased nuclear output added another 4 cents per share for the quarter.

          “The impact of new assets at Power – Linden in May of this year and the Bethlehem Energy Center (BEC) in July of last year – resulted in a reduction of 8 cents over the second quarter of 2005,” said O’Flynn. This impact predominately reflects the higher interest and depreciation costs. Finally, O&M expenses were 6 cents higher than last year, the effect of planned nuclear refueling outage costs and planned fossil plant maintenance.

PSEG Energy Holdings

          Energy Holdings reported operating earnings of $72 million, or 29 cents per share, an increase of $61 million or 24 cents per share. The absence of the 6 cent loss on the sale of the United Airlines airplanes last year accounted for some of the comparative improvement; however the bulk of the improvement was the result of a 40% increase in spark spreads in the Texas market during the second quarter compared to the previous year. The absence of a maintenance shutdown in 2005 combined with the improved spark spreads added 7 cents per share for the quarter. “Spark spread projections for the remainder of the year are 25% higher than we planned, resulting in a $20 million increase in expected 2006 operating earnings for Energy Holdings”, said O’Flynn.

          PSEG Global’s Texas plants entered into long-term contracts last fall for a portion of their output that is subject to mark-to-market accounting treatment. For the quarter, the mark-to-market added another 5 cents per share. About a penny of the 3 cent year-to-date benefit is expected to reverse during the current year.

          Finally, Energy Holdings reported lower interest expense for the quarter. Proceeds from asset sales in Poland and Brazil have been received and are currently invested with PSEG. Interest received on the inter-company loan, combined with the absence of the 2007 bonds that were redeemed in January of this year, reduced interest expense by 3 cents per share.

* * * * * * * * *

Corporate Profile

Public Service Enterprise Group (PSEG) (NYSE:PEG) is a publicly traded diversified energy company with annual revenues of more than $12 billion, and three principal subsidiaries: PSEG Power, one of the largest independent power producers in the U.S.; Public Service Electric and Gas Company (PSE&G), New Jersey’s oldest and largest energy distribution utility company; and, PSEG Energy Holdings, a holding company for other non-regulated energy businesses.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Public Service Enterprise Group Incorporated and Exelon Corporation, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Such statements are based upon the current beliefs and expectations of Public Service Enterprise Group Incorporated’s and Exelon Corporation’s management, are subject to significant risks and uncertainties and may differ materially from actual future experience involving any one or more of such matters. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing of the contemplated merger and the impact of any conditions imposed by regulators in connection with their approval thereof; the risk that the businesses will not be integrated successfully; failure to quickly realize cost-savings from the transaction as a result of technical, logistical, competitive and other factors; the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital, equity and credit markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time first made and we do not undertake to update or revise them as more information becomes available. Additional factors that could cause Public Service Enterprise Group Incorporated’s and Exelon Corporation’s results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Reports on Form 10-K and Current Reports on Form 8-K, of Public Service Enterprise Group Incorporated and Exelon Corporation, respectively, as such reports may have been amended, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website, www.sec.gov.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Unaudited)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,

	2006	2005	2006	2005

Earnings Results (in Millions)

PSE&G	$34	$48	$111	$166
PSEG Power	78	63	191	178
PSEG Energy Holdings
PSEG Global	55	14	64	57
PSEG Resources	19	(1)	38	22
PSEG Energy Holdings	(2)	(2)	(2)	(3)

Total PSEG Energy Holdings	72	11	100	76

PSEG	(18)	(18)	(32)	(33)

Operating Earnings	$166	$104	$370	$387

Loss on Sale of RGE	$(177)	$—	$(177)	$—
Merger and Merger Related Costs	(3)	(13)	(8)	(16)

Income (Loss) from Continuing Operations	$(14)	$91	$185	$371

Income (Loss) from Discontinued Operations, Including Gain (Loss) on Disposal	223	(173)	227	(168)

PSEG Net Income (Loss)	$209	$(82)	$412	$203

Fully Diluted Average Shares Outstanding (in Millions)	252	243	252	243

Per Share Results (Diluted)
PSE&G	$0.13	$0.20	$0.44	$0.69
PSEG Power	0.31	0.26	0.76	0.74
PSEG Energy Holdings
PSEG Global	0.22	0.06	0.26	0.23
PSEG Resources	0.08	—	0.15	0.09
PSEG Energy Holdings	(0.01)	(0.01)	(0.01)	(0.01)

Total PSEG Energy Holdings	0.29	0.05	0.40	0.31

PSEG	(0.07)	(0.08)	(0.13)	(0.14)

Operating Earnings	$0.66	$0.43	$1.47	$1.60

Loss on Sale of RGE	$(0.70)	$—	$(0.70)	$—
Merger and Merger Related Costs	(0.01)	(0.05)	(0.03)	(0.07)

Income (Loss) from Continuing Operations	$(0.05)	$0.38	$0.74	$1.53

Income (Loss) from Discontinued Operations, Including Gain (Loss) on Disposal	0.88	(0.72)	0.90	(0.69)

PSEG Net Income (Loss)	$0.83	$(0.34)	$1.64	$0.84

Note 1:

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million and PSEG Global of $0 million and $1 million for the quarters ended June 30, 2006 and 2005, respectively.

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $2 million and $2 million and PSEG Global of $0 million and $3 million for the six months ended June 30, 2006 and 2005, respectively.

Note 2:

Basic Earnings per Share from Net Income was $0.83 and ($0.34) per share for the quarters ended June 30, 2006 and 2005, respectively.

Basic Earnings per Share from Net Income was $1.64 and $0.85 per share for the six months ended June 30, 2006 and 2005, respectively.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Quarter Ended June 30, 2006
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$2,606	$(430)	$1,534	$1,135	$367

OPERATING EXPENSES
Energy Costs	1,387	(427)	945	675	194
Operation and Maintenance	583	(9)	276	264	52
Write-down of Project Investments	263	—	—	—	263
Depreciation and Amortization	207	5	150	40	12
Taxes Other Than Income Taxes	27	—	27	—	—

Total Operating Expenses	2,467	(431)	1,398	979	521

Income from Equity Method Investments	30	—	—	—	30

OPERATING INCOME (LOSS)	169	1	136	156	(124)

Other Income and Deductions	32	(2)	7	20	7
Interest Expense	(207)	(29)	(83)	(44)	(51)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	(7)	(30)	59	132	(168)

Income Tax Benefit (Expense)	(7)	11	(26)	(55)	63

INCOME (LOSS) FROM CONTINUING OPERATIONS	(14)	(19)	33	77	(105)

Income from Discontinued Operations, including Gain on Disposal, net of tax	223	—	—	—	223

NET INCOME (LOSS)	$209	$(19)	$33	$77	$118

Income from Discontinued Operations, including Gain on Disposal, net of tax	(223)	—	—	—	(223)
Loss on Sale of RGE	177	—	—	—	177
Merger and Merger-Related Costs	3	1	1	1	—

OPERATING EARNINGS	$166	$(18)	$34	$78	$72

For the Quarter Ended June 30, 2005
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$2,377	$(394)	$1,441	$1,060	$270

OPERATING EXPENSES
Energy Costs	1,316	(387)	853	688	162
Operation and Maintenance	553	(3)	268	235	53
Depreciation and Amortization	174	3	128	32	11
Taxes Other Than Income Taxes	28	—	28	—	—

Total Operating Expenses	2,071	(387)	1,277	955	226

Income from Equity Method Investments	29	—	—	—	29

OPERATING INCOME	335	(7)	164	105	73

Other Income and Deductions	13	(1)	2	18	(6)
Interest Expense	(198)	(32)	(86)	(26)	(54)
Preferred Securities Dividends	(1)	1	(1)	—	(1)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	149	(39)	79	97	12

Income Tax Benefit (Expense)	(58)	15	(31)	(41)	(1)

INCOME (LOSS) FROM CONTINUING OPERATIONS	91	(24)	48	56	11

Income (Loss) from Discontinued Operations, including Loss on Disposal, net of tax	(173)	—	—	(183)	10

NET INCOME (LOSS)	$(82)	$(24)	$48	$(127)	$21

(Income) Loss from Discontinued Operations, incl. Loss on Disposal, net of tax	173	—	—	183	(10)
Merger and Merger-Related Costs	13	6	—	7	—

OPERATING EARNINGS	$104	$(18)	$48	$63	$11

Note 1:

Income from Continuing Operations includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million and PSEG Global of $0 million and $1 million for the quarters ended June 30, 2006 and 2005, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2006
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$6,124	$(1,541)	$3,884	$3,102	$679

OPERATING EXPENSES
Energy Costs	3,591	(1,535)	2,576	2,162	388
Operation and Maintenance	1,164	(13)	577	499	101
Write-down of Project Investments	263	—	—	—	263
Depreciation and Amortization	411	10	302	75	24
Taxes Other Than Income Taxes	68	—	68	—	—

Total Operating Expenses	5,497	(1,538)	3,523	2,736	776

Income from Equity Method Investments	63	—	—	—	63

OPERATING INCOME (LOSS)	690	(3)	361	366	(34)

Other Income and Deductions	55	(4)	10	42	7
Interest Expense	(408)	(55)	(168)	(84)	(101)
Preferred Securities Dividends	(2)	—	(2)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	335	(62)	201	324	(128)

Income Tax Benefit (Expense)	(150)	25	(91)	(135)	51

INCOME (LOSS) FROM CONTINUING OPERATIONS	185	(37)	110	189	(77)

Income from Discontinued Operations, including Gain on Disposal, net of tax	227	—	—	—	227

NET INCOME (LOSS)	$412	$(37)	$110	$189	$150

(Income) from Discontinued Operations, including Gain on Disposal, net of tax	(227)	—	—	—	(227)
Loss on Sale of RGE	177	—	—	—	177
Merger and Merger-Related Costs	8	5	1	2	—

OPERATING EARNINGS	$370	$(32)	$111	$191	$100

For the Six Months Ended June 30, 2005
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$5,616	$(1,382)	$3,625	$2,790	$583

OPERATING EXPENSES
Energy Costs	3,165	(1,370)	2,277	1,958	300
Operation and Maintenance	1,124	(11)	563	462	110
Depreciation and Amortization	358	8	263	62	25
Taxes Other Than Income Taxes	71	—	71	—	—

Total Operating Expenses	4,718	(1,373)	3,174	2,482	435

Income from Equity Method Investments	60	—	—	—	60

OPERATING INCOME (LOSS)	958	(9)	451	308	208

Other Income and Deductions	42	—	3	41	(2)
Interest Expense	(398)	(62)	(170)	(54)	(112)
Preferred Securities Dividends	(2)	3	(2)	—	(3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	600	(68)	282	295	91

Income Tax Benefit (Expense)	(229)	27	(117)	(124)	(15)

INCOME FROM CONTINUING OPERATIONS	371	(41)	165	171	76

Income (Loss) from Discontinued Operations, including Loss on Disposal, net of tax	(168)	—	—	(190)	22

NET INCOME (LOSS)	$203	$(41)	$165	$(19)	$98

(Income) Loss from Discontinued Operations, incl. Loss on Disposal, net of tax	168	—	—	190	(22)
Merger and Merger-Related Costs	16	8	1	7	—

OPERATING EARNINGS	$387	$(33)	$166	$178	$76

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $2 million and $2 million and PSEG Global of $0 million and $3 million for the six months ended June 30, 2006 and 2005, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CAPITALIZATION SCHEDULE
(Unaudited, $ Millions)

	June 30, 2006	December 31, 2005

DEBT
Commercial Paper and Loans	$570	$100
Long-Term Debt, including amounts due within one year	7,893	9,025
Securitization Debt, including amounts due within one year	1,968	2,041
Project Level, Non-Recourse Debt, including amounts due within one year	906	935
Debt Supporting Trust Preferred Securities	660	814

Total Debt	11,997	12,915

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,632	4,618
Treasury Stock	(532)	(532)
Retained Earnings	2,671	2,545
Accumulated Other Comprehensive Loss	(239)	(609)

Total Common Stockholders’ Equity	6,532	6,022

Total Capitalization	$18,609	$19,017

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at the end of any quarterly period. This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

The debt to capitalization ratio calculated under PSEG’s credit agreements as of June 30, 2006 was 55.0%. The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($906 million), securitization debt ($1.968 billion) and Debt Supporting Trust Preferred Securities ($660 million), which is now included in Long-Term debt due to the adoption of Financial Interpretation 46. It also includes capital lease obligations ($48 million) and certain other obligations such as guarantees and letters of credit ($369 million).

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2005 was 59.9%. The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($935 million), securitization debt ($2.041 billion) and Debt Supporting Trust Preferred Securities ($814 million), which is now included in Long-Term debt due to the adoption of Financial Interpretation 46. It also includes capital lease obligations ($53 million) and certain other obligations such as guarantees and letters of credit ($1.139 billion).

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Six Months Ended June 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$412	$203
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	393	360

Net Cash Provided By Operating Activities	805	563

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	232	(307)

NET CASH USED IN FINANCING ACTIVITIES	(1,187)	(236)

Effect of Exchange Rate Change	(2)	(2)

Net (Decrease) Increase in Cash and Cash Equivalents	(152)	18

Cash and Cash Equivalents at Beginning of Period	288	263

Cash and Cash Equivalents at End of Period	$136	$281

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
June 30, 2006 vs. June 30, 2005
(Unaudited)

PSEG 2nd Quarter 2005 Net Loss			$(0.34)

Loss from Discontinued Operations, including Loss on Disposal			0.72

PSEG 2nd Quarter 2005 Income from Continuing Operations			$0.38

Merger and Merger Related Costs			0.05

PSEG 2nd Quarter 2005 Operating Earnings			$0.43

PSE&G			B/(W )

2nd Quarter 2005		$0.20

Weather		(0.03)
Transmission		0.02
Expiration of Excess Depreciation Credit		(0.04)
Higher O&M		(0.02)

2nd Quarter 2006		$0.13	$(0.07)

PSEG Power

2nd Quarter 2005		$0.26

Nuclear Output	0.04
Increased Output, Recontracting and Other	0.18
MTM	0.02
BGSS	(0.02)

Margin		0.22
New Assets (Depreciation and Interest)		(0.08)
Higher O&M - Nuclear		(0.04)
Higher O&M - Other		(0.02)
Depreciation, Interest, and Other		(0.02)
Additional Shares Outstanding		(0.01)

2nd Quarter 2006		$0.31	$0.05

PSEG Energy Holdings

2nd Quarter 2005		$0.05

Operations - TIE		0.07
MTM - TIE		0.05
Write-off of Resources UAL lease in 2005		0.06
Interest Savings & Other		0.04
Other Operations - Saesa & Other		0.02

2nd Quarter 2006		$0.29	$0.24

Public Service Enterprise Group

2nd Quarter 2005		$(0.08)

Interest savings		0.01

2nd Quarter 2006		$(0.07)	$0.01

PSEG 2nd Quarter 2006 Operating Earnings			$0.66

Merger and Merger Related Costs			(0.01)
Loss on Sale of RGE			(0.70)

PSEG 2nd Quarter 2006 Loss from Continuing Operations			$(0.05)

Income from Discontinued Operations, including Gain on Disposal			0.88

PSEG 2nd Quarter 2006 Net Income			$0.83

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
June 30, 2006 vs. June 30, 2005
(Unaudited)

PSEG Net Income for the Six Months Ended June 30, 2005			$0.84

Loss from Discontinued Operations, including Loss on Disposal			0.69

PSEG Income from Continuing Operations for the Six Months Ended June 30, 2005			$1.53

Merger and Merger Related Costs			0.07

PSEG Operating Earnings for the Six Months Ended June 30, 2005			$1.60

PSE&G			B/(W )

Year to Date June 30, 2005		$0.69

Weather		(0.10)
Transmission		0.03
Expiration of Excess Depreciation Credit		(0.08)
Higher O&M		(0.04)
Depreciation & Amortization		(0.02)
Other		(0.02)
Additional Shares Outstanding		(0.02)

Year to Date June 30, 2006		$0.44	$(0.25)

PSEG Power

Year to Date June 30, 2005		$0.74

Nuclear Output	0.16
Increased Output, Recontracting and Other	0.31
MTM	(0.07)
BGSS	(0.13)

Margin		0.27
New Assets (BEC)		(0.11)
Higher O&M		(0.08)
Depreciation, Interest, and Other		(0.03)
Additional Shares Outstanding		(0.03)

Year to Date June 30, 2006		$0.76	$0.02

PSEG Energy Holdings

Year to Date June 30, 2005		$0.31

Operations - TIE		0.11
MTM - TIE		0.04
Write-off of Resources UAL lease in 2005		0.06
FX Gains in 2006 and Losses in 2005		0.04
Other		0.02
Tax Effect of higher Domestic Earnings		(0.04)
Absence of Gains from 2005 (Eagle Point, SEGS, MPC)		(0.14)

Year to Date June 30, 2006		$0.40	$0.09

Public Service Enterprise Group

Year to Date June 30, 2005		$(0.14)

Interest savings		0.01

Year to Date June 30, 2006		$(0.13)	$0.01

PSEG Operating Earnings for the Six Months Ended June 30, 2006			$1.47

Merger and Merger Related Costs			(0.03)
Loss on Sale of RGE			(0.70)

PSEG Income from Continuing Operations for the Six Months Ended June 30, 2006			$0.74

Income from Discontinued Operations, including Gain on Disposal			0.90

PSEG Net Income for the Six Months Ended June 30, 2006			$1.64

Attachment 8

PSEG Global L.L.C.
Investment Results
(Unaudited, $ Millions)

	Total Capital at Risk (A) As of		For the Quarter Ended June 30, 2006		For the Six Months Ended June 30, 2006
Region	June 30, 2006	December 31, 2005	EBIT (B)	Non-Recourse Interest (C)	EBIT (B)	Non-Recourse Interest (C)

North America (D)	$470	$481	$70	$7	$87	$14
South America	1,250	1,655	39	7	75	15
Loss on Sale of RGE	—	—	(263)	—	(263)	—
Europe, India & Other	140	246	5	—	9	—
Global G&A - Unallocated	—	—	(7)	—	(14)	—

Total	$1,860	$2,382	$(156)	$14	$(106)	$29

			For the Quarter Ended June 30, 2005		For the Six Months Ended June 30, 2005
Region			EBIT (B)	Non-Recourse Interest (C)	EBIT (B)	Non-Recourse Interest (C)

North America			$21	$5	$68	$10
South America			36	9	74	18
Europe, India & Other			3	1	9	4
Global G&A - Unallocated			(10)	—	(16)	—

Total			$50	$15	$135	$32

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
Reconciliation of EBIT to Operating Earnings	2006	2005	2006	2005

Total Global EBIT	$(156)	$50	$(106)	$135
Interest Expense	(35)	(34)	(72)	(71)
Income Tax Benefit on RGE Loss	86	—	86	—
Income Tax Expense	(16)	—	(20)	(3)
Minority Interest	(1)	(1)	(1)	(1)
Preference Unit Distributions	—	(1)	—	(3)

Income from Continuing Operations	(122)	14	(113)	57
Loss on Sale of RGE, net of tax	177	—	177	—

Operating Earnings	$55	$14	$64	$57

(A) Total Capital at Risk includes Global’s gross investments less non-recourse debt at the project level.

(B) For investments accounted for under the equity method of accounting, includes Global’s share of net earnings, including Interest Expense and Income Tax Expense.

(C) Non-Recourse Interest is Interest Expense on debt that is non-recourse to Global.

(D) The $49 million increase in EBIT in North America for the quarter ended June 30, 2006, as compared to the same period in 2005, was primarily due to a $47 million increase of income from the results of operations at TIE. The $19 million increase in EBIT in North America for the six month ended June 30, 2006, as compared to the same period in 2005, was primarily due to a $56 million increase of income from the results of operations at TIE offset by the $37 million of income from withdrawal of the Eagle Point cogeneration partnership interest in 2005.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
June 2006

Electric Sales and Revenues

	Three Months Ended	Change vs. 2005	Six Months Ended	Change vs. 2005	Twelve Months Ended	Change vs. 2005

Sales (millions kwh)
Residential	2,975	-1.7%	6,046	-2.3%	13,896	6.0%
Commercial	5,870	4.4%	11,620	2.0%	24,381	4.4%
Industrial	1,504	-0.2%	2,933	-0.6%	6,263	-0.1%
Street Lighting	81	6.9%	180	1.9%	365	0.0%
Interdepartmental	3	-20.0%	7	-15.9%	13	-33.8%

Total	10,433	1.9%	20,786	0.3%	44,918	4.2%

Revenue (in millions)
Residential	$366	6.3%	$716	3.2%	$1,666	12.5%
Commercial	550	12.3%	984	9.9%	2,144	12.8%
Industrial	79	-2.9%	143	-5.2%	325	-7.3%
Street Lighting	16	5.9%	32	7.2%	65	7.8%
Other	79	3.9%	161	13.4%	392	33.7%

Total	$1,090	8.3%	$2,036	6.5%	$4,592	12.4%

Gas Sold and Transported

	Three Months Ended	Change vs. 2005	Six Months Ended	Change vs. 2005	Twelve Months Ended	Change vs. 2005

Sales (millions therms)
Residential Sales	161	-13.9%	770	-14.7%	1,320	-9.6%
Commercial - Firm Sales	70	-5.1%	319	-11.1%	521	-9.2%
Commercial - Interr. & Cogen	13	6.1%	31	9.9%	141	165.5%
Industrial - Firm Sales	4	-18.1%	24	-21.6%	40	-14.2%
Industrial - Interr. & Cogen	86	3.3%	165	6.1%	425	20.7%
Other Operating Revenues	—	-62.9%	1	-50.7%	1	-126.6%

Total	334	-7.6%	1,310	-11.3%	2,448	-1.4%

Gas Transported	189	-13.7%	466	-12.9%	961	-9.7%

Revenue (in millions)
Residential Sales	$162	11.2%	$771	10.6%	$1,242	11.5%
Commercial - Firm Sales	58	-11.9%	333	10.9%	626	26.7%
Commercial - Interr. & Cogen	11	-0.1%	30	13.9%	70	57.7%
Industrial - Firm Sales	4	-24.3%	25	-2.8%	48	17.6%
Industrial - Interr. & Cogen	71	1.6%	155	20.6%	439	59.6%
Other Operating Revenues	32	-0.3%	65	1.4%	133	-0.3%

Total	$338	2.5%	$1,379	11.0%	$2,558	22.2%

Gas Transported	106	2.1%	469	-0.2%	838	2.5%

Weather Data	Three Months Ended	Change vs. 2005	Six Months Ended	Change vs. 2005	Twelve Months Ended	Change vs. 2005

Degree Days - Actual	403	-23.9%	2,696	-16.7%	4,390	-11.0%
Degree Days - Normal	519		3,083		4,807

THI Hours - Actual	3,603	-15.3%	3,608	-15.2%	18,441	25.3%
THI Hours - Normal	3,832		3,870		15,178

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
STATISTICAL MEASURES
(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Weighted Average Common Shares Outstanding (000’s)
Basic	251,474	238,732	251,331	238,524
Diluted	252,084	243,019	252,075	242,632

Stock Price at End of Period			$66.12	$60.82

Dividends Paid per Share of Common Stock	$0.57	$0.56	$1.14	$1.12

Dividend Payout Ratio*			64.4%	70.7%

Dividend Yield			3.4%	3.7%

Price/Earnings Ratio*			18.8	19.4

Rate of Return on Average Common Equity*			14.7%	13.6%

Book Value per Common Share			$25.95	$23.33

Market Price as a Percent of Book Value			255%	261%

Total Shareholder Return - QTR Ended	4.2%	12.9%
Total Shareholder Return - 12 Months Ended	11.6%	63.0%

	Quarters Ended June 30,		Six Months Ended June 30,
Generation by Fuel Type	2006	2005	2006	2005

Nuclear - NJ	36%	36%	38%	36%
Nuclear - PA	20%	22%	19%	21%

Total Nuclear	56%	58%	57%	57%

Fossil - Coal - NJ	11%	12%	11%	13%
Fossil - Coal - PA	12%	13%	12%	13%
Fossil - Coal - CT	5%	6%	6%	6%

Total Coal	28%	31%	29%	32%

Fossil - Oil & Natural Gas - NJ	12%	9%	10%	9%
Fossil - Oil & Natural Gas - NY	4%	0%	3%	0%
Fossil - Oil & Natural Gas - CT	0%	1%	1%	1%
Fossil - Oil & Natural Gas - Midwest	0%	1%	0%	1%

Total Oil & Natural Gas	16%	11%	14%	11%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

*Calculation based on Operating Earnings for 12 month period ended